Exhibit 5.1







                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000

                                  June 21, 2007



Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia  30308-3374

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Georgia Power Company (the "Company") in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-140954) filed with the Securities and Exchange Commission (the "Commission") on February 28, 2007 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to $150,000,000 aggregate principal amount of the Company's Series 2007C Floating Rate Senior Notes (EXtendible Liquidity Securities) (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Thirtieth Supplemental Indenture dated as of June 21, 2007 (collectively, the "Indenture").

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.



 ATLANTA HONG KONG LONDON NEW YORK NEWARK NORFOLK RALEIGH RICHMOND SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, D.C.

TROUTMAN SANDERS LLP
          ATTORNEYS AT LAW


Georgia Power Company
June 21, 2007
Page 2


         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

         The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                            Very truly yours,

                            /s/ Troutman Sanders LLP

                                                                       Annex I





                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333

                                  June 21, 2007



Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308

                  RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to the underwriter in connection with the Registration Statement, as amended, on Form S-3 (Registration Statement No. 333-140954) (the "Registration Statement") relating to $150,000,000 aggregate principal amount of Georgia Power Company's (the "Company") Series 2007C Floating Rate Senior Notes (EXtendible Liquidity Securities) (the "Notes"). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the "Trustee"), as heretofore supplemented and amended and as further supplemented and amended by a Thirtieth Supplemental Indenture dated as of June 21, 2007 (collectively, the "Indenture").

                  We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.


NEW YORK WASHINGTON, D.C. LOS ANGELES EAST PALO ALTO AUSTIN CHARLOTTE LONDON WARSAW FRANKFURT MILAN ROME BEIJING

Troutman Sanders LLP
June 21, 2007
Page 2


                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

                  We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

                  This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit
5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                            Very truly yours,

                            /s/ Dewey Ballantine LLP


                            DEWEY BALLANTINE LLP